Exhibit (16)

POWER OF ATTORNEY
FOR
SECURITIES AND EXCHANGE COMMISSION
AND RELATED FILINGS

     The undersigned trustees of MATTHEWS INTERNATIONAL FUNDS dba MATTHEWS ASIA FUNDS (the “Trust”) hereby appoint each of WILLIAM J. HACKETT, TIMOTHY B. PARKER, AND JOHN MCGOWAN (with full power to act alone), their attorney-in-fact and agent, in all capacities, to execute (i) the Trust’s Registration Statement on Form N-14, in connection with the Matthews Japan Fund’s reorganization with The Japan Fund (a series of Nomura Partners Funds, Inc.), to be filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), (ii) any and all amendments thereto (including post-effective amendments) (collectively, as amended and including post-effective amendments, the “Registration Statement”), and, in each case, to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the SEC under the Securities Act and the 1940 Act and the rules and regulations promulgated thereunder. The undersigned trustees of the Trust grant to said attorney-in-fact full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     The undersigned trustees of Matthews International Funds hereby execute this Power of Attorney in the capacities and on the dates indicated.

/s/ Geoffrey H. Bobroff	Trustee	February 25, 2014
Geoffrey H. Bobroff

/s/ Jonathan Zeschin	Trustee	February 25, 2014
Jonathan Zeschin

/s/ G. Paul Matthews	Trustee	February 25, 2014
G. Paul Matthews

/s/ Rhoda Rossman	Trustee	February 25, 2014
Rhoda Rossman

/s/ Toshi Shibano	Trustee	February 25, 2014
Toshi Shibano

/s/ Richard K. Lyons	Trustee	February 25, 2014
Richard K. Lyons